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                                                                   EXHIBIT 99.1


NEWS RELEASE

FOR IMMEDIATE RELEASE

AUGUST 8, 2003                             CMH CONTACT:  CARL KOELLA, TREASURER
                                           PHONE:        865-380-3206
                                           FAX:          865-380-3784


               CLAYTON HOMES, INC. COMMENTS ON COURT PROCEEDINGS

Knoxville, TN. Clayton Homes, Inc. announced today that a court case brought by the Denver Area Meat Cutters has been remanded back to the trial court in Blount County for further consideration. The trial court had previously refused to stop the merger of Clayton Homes with a subsidiary of Berkshire Hathaway. The merger was completed Thursday morning under Delaware law, where Clayton Homes is incorporated.

"We are disappointed that the actions of one group are delaying payment of $1.7 billion to 40,000 of our former stockholders," remarked Kevin T. Clayton, chief executive officer. "We will move as expeditiously as possible to resolve this matter in favor of those stockholders."

Clayton Homes, Inc. is a vertically integrated manufactured housing company with 20 manufacturing plants, 296 Company owned stores, 611 independent retailers, 86 manufactured housing communities, and financial services operations that provide mortgage services for 168,000 customers and insurance protection for 100,000 families.

Certain statements in this press release are "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted. Clayton Homes, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.